Oscar Health, Inc. ir.hioscar.com

Oscar Health, Inc.
Supplemental Financial Information

Financial Statement Presentation
2023 Quarterly and Annual Results of Operations and Key Metrics

This presentation is for informational purposes only and includes financial information that is unaudited. This presentation should be read in conjunction with documents filed by Oscar Health, Inc. (the “Company”) with the U.S. Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Oscar Health, Inc.

2023 Quarterly and Annual Results - Recast Presentation of the Statement of Operations

Beginning with Oscar Health, Inc.’s Quarterly Report on Form 10-Q for the three months ended March 31, 2024, the Company will present certain reclassifications to the Statement of Operations to provide more transparency into the Company’s streams of revenue and to increase comparability with peers. The accompanying Condensed Consolidated Statements of Operations for the fiscal year ended December 31, 2023 and quarterly periods therein have been recast to reflect these reclassifications. The reclassifications do not affect the Company’s net income and do not represent error corrections.

Oscar Health, Inc.
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended				Year Ended
(in thousands)	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	December 31, 2023
Revenue
Premium	$1,428,626	$1,474,966	$1,392,082	$1,390,395	$5,686,069
Investment income	36,056	41,484	42,368	35,539	155,447
Services and other	5,003	5,085	5,541	5,724	21,353
Total revenue	1,469,685	1,521,535	1,439,991	1,431,658	5,862,869
Operating Expenses
Medical	1,091,592	1,181,999	1,163,194	1,205,239	4,642,024
Selling, general, and administrative	398,519	337,244	325,850	364,155	1,425,768
Depreciation and amortization	4,939	8,821	9,191	7,741	30,692
Total operating expenses	1,495,050	1,528,064	1,498,235	1,577,135	6,098,484
Earnings (loss) from operations	(25,365)	(6,529)	(58,244)	(145,477)	(235,615)
Interest expense	6,136	6,120	6,130	6,217	24,603
Other expenses	6,106	1,612	414	(1,050)	7,082
Earnings (loss) before income taxes	(37,607)	(14,261)	(64,788)	(150,644)	(267,300)
Income tax expense	2,021	1,164	915	(806)	3,294
Net income (loss)	(39,628)	(15,425)	(65,703)	(149,838)	(270,594)
Less: Net income attributable to noncontrolling interests	144	103	(305)	192	134
Net income (loss) attributable to Oscar Health, Inc.	$(39,772)	$(15,528)	$(65,398)	$(150,030)	$(270,728)

Oscar Health, Inc.

Key Operating and Non-GAAP Financial Metrics

	Three Months Ended				Year Ended
(in thousands, except percentages)	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	December 31, 2023
Total revenue	$1,469,685	$1,521,535	$1,439,991	$1,431,658	$5,862,869
Medical Loss Ratio (MLR)(1)	76.3%	79.9%	83.8%	86.4%	81.6%
SG&A Expense Ratio	27.1%	22.2%	22.6%	25.4%	24.3%
Adjusted EBITDA(2)	$51,068	$35,572	$(20,285)	$(111,593)	$(45,238)
(1)Further information on Medical Loss Ratio can be found in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 7, 2024.
(2)Adjusted EBITDA is a non-GAAP measure. See below for a reconciliation to net loss, the most directly comparable GAAP measure. Further information on Adjusted EBITDA can be found in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 7, 2024.

Medical Loss Ratio (MLR)

	Three Months Ended				Year Ended
(in thousands, except percentages)	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	December 31, 2023
Medical	$1,091,592	$1,181,999	$1,163,194	$1,205,239	$4,642,024
Less: Ceded quota share reinsurance claims (1)	$(6,435)	$2,786	$4,870	$(3,277)	$(2,056)
Net claims before ceded quota share reinsurance (A)	$1,085,157	$1,184,785	$1,168,064	$1,201,962	$4,639,968

Premium	$1,428,626	$1,474,966	$1,392,082	$1,390,395	$5,686,069
Less: Ceded quota share reinsurance premiums (2)	$(6,655)	$7,338	$1,448	$80	$2,211
Net premiums before ceded quota share reinsurance (B)	$1,421,971	$1,482,304	$1,393,530	$1,390,475	$5,688,280
Medical Loss Ratio (A divided by B)	76.3%	79.9%	83.8%	86.4%	81.6%
(1)Represents prior period development for claims ceded to reinsurers pursuant to quota share treaties, which are accounted for under reinsurance accounting and are in runoff.
(2)Represents prior period development for premiums ceded to reinsurers pursuant to quota share treaties, which are accounted for under reinsurance accounting and are in runoff.

Reconciliation of Adjusted EBITDA to Net Loss

	Three Months Ended				Year Ended
(in thousands)	March 31, 2023	June 30, 2023	September 30, 2023	December 31, 2023	December 31, 2023
Net income (loss)	$(39,628)	$(15,425)	$(65,703)	$(149,838)	$(270,594)
Interest expense	6,136	6,120	6,130	6,217	24,603
Other expenses (income)	6,106	1,612	414	(1,050)	7,082
Income tax expense (benefit)	2,021	1,164	915	(806)	3,294
Depreciation and amortization	4,939	8,822	9,191	7,742	30,694
Stock-based compensation (1)	71,494	33,279	28,768	26,142	159,683
Adjusted EBITDA	$51,068	$35,572	$(20,285)	$(111,593)	$(45,238)
(1)Represents non-cash expenses related to equity-based compensation programs, which vary from period to period depending on various factors including the timing, number, and the valuation of awards. The three months ended March 31, 2023, includes a non-recurring charge of $46.3 million related to accelerated stock-based compensation expense recognized as a result of the cancellation of the Founders Awards previously granted to Mario Schlosser and Joshua Kushner.
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